EXHIBIT 23





CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of AMC Entertainment Inc.:


We consent to the incorporation by reference in the registration statement of AMC Entertainment Inc. on Form S-8 (File Nos. 33-58129, 2-92048, 2-97522 and 2-97523) of our report dated May 1, 1998, on our audits of the consolidated financial statements of AMC Entertainment Inc. as of April 2, 1998 and April 3, 1997, and for each of the three years (53/52 weeks) ended April 2, 1998, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 4, 1998